Exhibit 10.1

Certain portions marked by asterisks have been omitted subject to a confidential treatment request and filed separately with the Securities & Exchange Commission.

     This Cell Therapy Manufacturing Agreement (the "Agreement") is made as of October 29, 2003, (the "Effective Date") between Cambrex Bio Science Walkersville, Inc., a Delaware corporation ("CBSW"), and Ortec International, Inc., a Delaware corporation ("Client")(each of CBSW and Client, a "Party" and, collectively, the "Parties").

                                    RECITALS

     A. CBSW operates a multi-client production facility located at 8830 Biggs Ford Road, Walkersville, Maryland 21793 (the "Facility").

     B. Client desires to have CBSW optimize one or more processes to produce a product containing human cells and intended for therapeutic use in humans, and thereafter to produce such product for commercial sale, and CBSW desires to optimize such processes and produce such product.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, CBSW and Client, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

     1.1 "Affiliate" means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

     1.2 "Additional Production Suite" has the meaning set forth in Section
3.3.4

     1.3 "Batch" means a specific quantity of Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.


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     1.4 "Batch Record" means the production record pertaining to a Batch.

     1.5 "CBSW Inventions" means any know-how, media, assays, methods or other inventions, whether or not patentable, conceived, developed or reduced to practice by CBSW: (a) on or before the Effective Date; or (b)(i) in connection with the performance of a Development Plan or Production Plan, and (ii) relating generally to CBSW's business of producing biological materials. However, if any such know-how, media, assays, methods or other inventions incorporates any Client Inventions or portions thereof, such Client Invention or portion thereof shall not constitute a part of the CBSW Invention.

     1.6 "CBSW Operating Documents" means the standard operating procedures, standard manufacturing procedures, raw material specifications, protocols, validation documentation, and supporting documentation, such as environmental monitoring, for operation and maintenance of the Facility and CBSW equipment used in the process of producing the Product, excluding any of the foregoing that are unique to the manufacture of Product.

     1.7 "CBSW Parties" has the meaning set forth in Section 17.1.

     1.8 "cGMP" means current Good Manufacturing Practices as contained in 21 CFR Parts 210 and 211 as amended from time to time.

     1.9 "Change Order" has the meaning set forth in Section 4.2.

     1.10 "Client Development Materials" has the meaning set forth in Section
4.3.

     1.11 "Client Inventions" means: (a) any know-how or inventions, whether or not patentable, that are conceived, developed or reduced to practice by Client
(i) on or before the Effective Date, or (ii) in connection with the performance of a Development Plan or Production Plan; and (b) any patentable inventions conceived, developed or reduced to practice by CBSW, solely or jointly with Client, directly in the course of performance of a Development Plan or Production Plan and specifically claiming the Product and/or the manufacture or use thereof, including, without limitation, the Process and any related Master Production Record (excluding any CBSW Operating Documents or CBSW Confidential Information included therein).

     1.12 "Client Materials" means the Client Development Materials and the Client Production Materials.

     1.13 "Client Personnel" has the meaning set forth in Section 6.5.1

     1.14 "Client Production Materials" has the meaning set forth in Section
2.2.

     1.15 "Commencement Date" means (a) with respect to Phase I, November 1, 2003, and (b) with respect to Phase II, the date of completion of commissioning and validation of the Custom Production Suite.

     1.16 "Cryopreserved Product" has the meaning set forth in Schedule 1.15 attached hereto and hereby incorporated herein by reference.


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     1.17 "Cryopreserved Product Specifications" has the meaning set forth in
Schedule 1.15 attached hereto and hereby incorporated herein by reference.

     1.18 "Cryopreserved Product Unit" has the meaning set forth in Schedule
1.15 attached hereto and hereby incorporated herein by reference.

     1.19 "Custom Production Suite" means a Production Suite at the Facility designed and constructed pursuant to this Agreement for the dedicated purpose of producing Product.

     1.20 "Development Plan" has the meaning set forth in Section 4.1.

     1.21 "Facility" means the entire CBSW manufacturing facility, which consists of considerably more than the Production Suite and/or the Custom Production Suite.

     1.22 "FDA" means the U.S. Food and Drug Administration, and any successor agency thereof.

     1.23 "Fresh Product" has the meaning set forth in Schedule 1.15 attached hereto and hereby incorporated herein by reference.

     1.24 "Fresh Product Specifications" has the meaning set forth in Schedule
1.15 attached hereto and hereby incorporated herein by reference.

     1.25 "Fresh Product Unit" has the meaning set forth in Schedule 1.15 attached hereto and hereby incorporated herein by reference.

     1.26 "Lead Time" has the meaning set forth in the Production Plan.

     1.27 "Master Production Record" means a detailed description of a Process and any other instructions to be followed in the production of Product by means of such Process.

     1.28 "Materials" means all raw materials and supplies to be used in the production of Product.

     1.29 "Monthly Fee" has the meaning set forth in Schedule 11.1 attached hereto and hereby incorporated herein by reference.

     1.30 "Phase I" means the period of time commencing on the Effective Date and ending upon the occurrence of one or more events described in Section 2.6.

     1.31 "Phase I Production Plan" has the meaning set forth in Section 2.1.

     1.32 "Phase II" means the period of time commencing as set forth in Section
3.1 and ending upon the occurrence of one or more events described in Section
3.5.

     1.33 "Phase II Production Plan" has the meaning set forth in Section 3.2.

     1.34 "Plan Approval Date" has the meaning set forth in section 3.3.2.


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     1.35 "Process" means a manufacturing process for Product.

     1.36 "Product" means Fresh Product and/or Cryopreserved Product.

     1.37 "Product Warranties" has the meaning set forth in Section 7.1

     1.38 "Production Plan" means a plan describing the activities to be performed by CBSW, or to be subcontracted by CBSW to Third Parties, in the production of Product, including, without limitation, the creation of a Master Production Record for such Product.

     1.39 "Production Rerun" has the meaning set forth in Section 7.4.1.

     1.40 "Production Rerun Expenses" has the meaning set forth in Section
7.4.1.

     1.41 "Production Suite" means a production facility and associated common space that is validated and meets FDA standards and applicable guidelines.

     1.42 "Production Term" means (a) with respect to Phase I, the period commencing on the Commencement Date of Phase I and ending on the Commencement Date of Phase II or upon termination of this Agreement, whichever is sooner; and
(b) with respect to Phase II, the period commencing on the Commencement Date of Phase II and ending upon termination of this Agreement.

     1.43 "Regulatory Approval" means the approval by the FDA to market and sell Product in the United States.

     1.44 "SOP" means a standard operating procedure.

     1.45 "Third Party" means any party other than CBSW, Client or their respective Affiliates.

2.   MANUFACTURE OF PRODUCT - PHASE I

     2.1 Production Plan. Promptly after the Effective Date, the Parties will discuss and prepare a Production Plan covering the production of Product during Phase I (the "Phase I Production Plan"). A draft outline of the Phase I Production Plan is included in Schedule 2.1 attached hereto and hereby incorporated herein by reference. After the Parties have verbally agreed on a Phase I Production Plan, CBSW will deliver such plan to Client for approval. The Phase I Production Plan will not be binding on the Parties until signed by both Parties.

     2.2 Technology Transfer. Promptly after the Effective Date, Client will provide CBSW with Client's complete manufacturing process for Fresh Product and Cryopreserved Product and any protocols, SOPs and other information and documentation in possession or control of Client and necessary for the manufacture of such Products by means of such process in conformance with cGMP, including, without limitation, manufacturing process information, SOPs, development data and reports, quality control assays, raw material specifications (including vendor, grade and sampling/testing requirements), product and sample packing and


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

shipping instructions, and product specific cleaning and decontamination information (collectively, the "Client Production Materials"). The provision of the Client Production Materials by Client to CBSW shall not constitute a transfer or assignment of ownership of any portion thereof and the ownership thereof shall remain with Client.

     2.3 Master Production Records. Based on the Client Production Materials, CBSW will prepare Master Production Records for Fresh Product and Cryopreserved Product under the terms and conditions set forth in Section 5.

     2.4 Commencement Date. Client understands and agrees that CBSW has no obligation under this Agreement to produce Product for Client prior to November 1, 2003, the Commencement Date for production of Product during Phase I.

     2.5 Manufacture by CBSW. During the Production Term for Phase I CBSW will, provided that Client has timely provided the Client Production Materials to CBSW, manufacture, package, ship, handle quality assurance and quality control for Product, all as set forth in greater detail in the Phase I Production Plan, and deliver to Client or deliver to a third party at Client's direction as provided in Section 6.3, the quantities of Product ordered by Client up to the amounts set forth in Section 6.2 attached hereto, all in accordance with the terms and conditions set forth in this Agreement. During the Production Term for Phase I, CBSW will provide sufficient appropriately trained and supervised personnel to effect such manufacture.

     2.6 Production Facility. During the Production Term for Phase I, CBSW will provide, in its Facility, a Production Suite, as further described in the third paragraph of Section 3 of Schedule 11.1 attached hereto, which Production Suite will be used exclusively for the manufacture of the Product.

     2.7 Termination. Phase I will commence on the Effective Date and will continue until the initiation of Phase II pursuant to Section 3.1 or until termination of this Agreement, whichever is sooner.

3.   MANUFACTURE OF PRODUCT - PHASE II

     3.1 Initiation. At any time during Phase I, Client may elect to initiate Phase II of this Agreement by written notice to CBSW. Client will accompany such notice with a one-time, non-refundable initiation fee in the amount of [***] (the "Phase II Initiation Fee"). Such notice will become effective upon receipt by Client of written confirmation by CBSW of the initiation of Phase II, which confirmation will not be unreasonably withheld or delayed, and Phase II will commence as of such receipt.

     3.2 Production Plan. Promptly after initiation of Phase II, CBSW and Client will meet to create a Production Plan covering (a) the design and construction of the Custom Production Suite (including dimension, layout, and equipment requirements, as agreed upon by the Parties based on projections of commercial demand for Product), and (b) the transfer of Product production to the Custom Production Suite (the "Phase II Production Plan"). The Phase II Production Plan will include a date for initiation of construction of the Custom


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Production Suite as well as the Commencement Date for production of Product during Phase II. CBSW understands and agrees that the date set forth in the Phase II Production Plan for initiation of construction of the Custom Production Suite may be no later than the date of Regulatory Approval by the FDA of Cryopreserved Product for any chronic wound indication, unless agreed otherwise by both Parties. A draft outline of the Phase II Production Plan is included in
Schedule 3.1. After the Parties have verbally agreed on a Phase II Production Plan, CBSW will deliver such plan to Client for approval. The Phase II Production Plan will not be binding on the Parties until signed by both Parties.

     3.3 Custom Production Suite.

          3.3.1 Following approval of the Phase II Production Plan by the Parties, CBSW will propose a design and engineering team consisting of CBSW and Client personnel, along with outside consultants with expertise in the construction of cell therapy clean room facilities, and CBSW will submit a list of such members to Client for approval, which approval will not be unreasonably withheld. CBSW will retain the approved team (the "D&E Team") to create design and engineering plans for the Custom Production Suite based on the requirements set forth in the Phase II Production Plan. Such plans will include an estimate of costs relating to the construction and validation of the Custom Production Suite. Upon completion of such plans, the D&E Team will present its proposal to the Parties for approval. CBSW will bear all costs and expenses relating to any activities performed by the D&E Team in connection with the design and engineering of the Custom Production Suite.

          3.3.2 The Client will pay [***] of the Custom Production Suite construction costs in an amount corresponding to [***] of the estimated costs set forth in such approved plans for the construction and validation of the Custom Production Suite, provided, however, that the amount of such payment will not exceed [***] (such payment, the "Construction Fee"). The Construction
Fee will be paid by Client in [***] installments as follows: [***] of the Construction Fee shall be paid within [***] days after [***] (the "[***] "); an additional [***] of the Construction Fee shall be paid [***]; the remaining [***] of the Construction Fee shall be paid in [***] equal monthly installments [***].

          3.3.3 CBSW will, at its sole expense, use reasonable efforts to assure that construction of the Custom Production Suite meets the specifications and the schedule set forth in the Phase II Production Plan. As of the Effective Date, the Parties anticipate that final commissioning and validation of the Custom Production Suite will be complete within [***] following approval of the Phase II Production Plan and the final design and engineering plans for the Custom Production Suite by the Parties. CBSW will have sole decision-making authority over the management of Custom Production Suite construction and validation. CBSW will own the Custom Production Suite, including any equipment therein, and will maintain the Custom Production Suite in a manner consistent with regulatory guidelines and CBSW's maintenance of other suites at the Facility. The Custom Production Suite shall be used exclusively for manufacture of the Product during the Term of this Agreement.



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          3.3.4 If CBSW is unable to provide the Custom Production Suite pursuant to the Phase II Production Plan, then instead of providing the Custom Production Suite, CBSW will, in addition to refunding to Client the portion of the Construction Fee paid by Client, continue to provide the Production Suite used in Phase I and provide an additional pre-existing Production Suite (the "Additional Production Suite") at the Facility , both to be used exclusively for manufacture of the Product during the Terms of this Agreement. The Production Suite used in Phase I and the Additional Production Suite [***] produced in the Production Suite used in Phase I during the month immediately preceding CBSW's provision of the Additional Production Suite for Client's benefit.

          3.3.5 Client acknowledges and agrees that its sole remedy with respect to CBSW's failure to provide the Custom Production Suite in its entirety is as set forth in Section 3.3.4, and in furtherance thereof Client hereby waives all other remedies at law or in equity regarding any claim arising under or relating to such failure. If CBSW is unable to provide the Custom Production Suite, the Construction Fee will be refunded to Client in full.

          3.3.6 Upon final commissioning and validation of the Custom Production Suite CBSW will provide Client with written notice of completion of such commissioning and validation. Within [***] days after completion of such final commissioning and validation, CBSW will relocate the production of the Product from the Production Suite used to produce the Product during Phase I to the Custom Production Suite. Client will relinquish all rights to use the Phase I Production Suite upon completion of such relocation. If relocation will be delayed beyond such [***] day period because of acts or omissions of Client, Client will relinquish all rights to use the Phase I Production Suite at the end of such 30 day period

     3.4 Manufacture by CBSW. During the Production Term for Phase II CBSW will manufacture, package, ship, handle quality assurance and quality control for Product, all as set forth in the Phase II Production Plan, and to deliver to Client, or at Client's direction, the quantities of Product ordered by Client, all in accordance with the terms and conditions set forth in this Agreement. During the Production Term for Phase II CBSW will provide sufficient appropriately trained and supervised technicians to effect such manufacture.

          3.4.1 Master Production Record. Should CBSW need to create additional Master Production Records as the result of commencement of Phase II or the production of Product in the Custom Production Suite, CBSW will prepare such additional Master Production Records under the terms and conditions set forth in
Section 5.

     3.5 Termination. Phase II will commence on the date of receipt by Client of confirmation from CBSW pursuant to Section 3.1 and will continue until termination of this Agreement.

          3.5.1 Scale-Down Period. During the Production Term for Phase II, either Party may initiate a period of declining production of Product, culminating in termination of this Agreement (the "Scale-Down Period"), by written notice to the other Party under the terms and


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conditions set forth in Schedule 3.5.1 attached hereto and hereby incorporated herein by reference.

4.   PROCESS DEVELOPMENT

     4.1 Development Plan. From time to time during the Term, Client may request that CBSW perform certain process development activities relating to a Process. Upon such request, the Parties will collaborate to develop a final plan describing the activities to be performed by CBSW, or to be subcontracted by CBSW to Third Parties, in the development of such Process and the associated Master Production Record (each such plan, a "Development Plan"). A draft outline of the initial Development Plan is included in Schedule 4.1 attached hereto and hereby incorporated herein by reference. No final Development Plan will be binding on the Parties until signed by both Parties.

     4.2 Modification of Development Plan. Should Client want to change a Development Plan or to include therein additional services to be provided by CBSW, Client may propose to CBSW an amendment to such Development Plan with the desired changes or additional services ("Change Order"). If CBSW determines that it has the resources and capabilities to accommodate such Change Order, CBSW will prepare a modified version of the applicable Development Plan reflecting such Change Order and will submit such modified Development Plan to Client for review and comment. The modified Development Plan shall be binding on the Parties only if signed by both Parties, whereafter such modified version of the Development Plan will be deemed to have replaced the prior version of the Development Plan.

     4.3 Client Deliverables. Within the time period specified in a Development Plan, Client will provide CBSW with (a) the materials listed in such Development Plan, and any handling instructions, protocols, SOPs and other documentation necessary to maintain the properties of such materials for the performance of such Development Plan, and (b) any protocols, SOPs and other information and documentation in possession or control of Client and necessary for the performance of such Development Plan, the preparation of the Master Production Record, and the manufacture of Product pursuant to the Master Production Record in conformance with cGMP, including, without limitation, process information, SOPs, development data and reports, quality control assays, raw material specifications (including vendor, grade and sampling/testing requirements), product and sample packing and shipping instructions, and product specific cleaning and decontamination information (collectively, the "Client Development Materials").

     4.4 Performance by CBSW. Subject to the provision by Client of the Client Development Materials, CBSW will use reasonable efforts to perform, directly or, subject to approval by Client (such approval not to be unreasonably withheld), through a Third Party contractor, each Development Plan in a professional and workmanlike manner in accordance with the terms of this Agreement. CBSW will use reasonable efforts promptly to notify Client of any material delays that arise during the performance of a Development Plan.


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5.   MASTER PRODUCTION RECORD

     5.1 Preparation. CBSW will prepare and Client will cooperate in the preparation of all Master Production Records for each Process developed or implemented by CBSW pursuant to this Agreement. Client will inform CBSW of any specific requirements Client may have relating to such Master Production Record, including, without limitation, any information or procedures Client wishes to have incorporated therein. If CBSW intends to include in a Master Production Record the use of any assay, medium, or other technology that is not commercially available, CBSW will inform Client of such intention and the Parties will meet to discuss and attempt to agree in good faith on the terms of use of such non-commercially available materials or technology in the Process.

     5.2 Client Production Materials. Client will cooperate with CBSW to assist CBSW to develop each Master Production Record and Process, including, without limitation, by providing CBSW with additional information and procedures as may be required to create the applicable Master Production Record, Process, and/or any of the following: (i) manufacturing process information, SOPs, development data and reports, (ii) quality control assays, (iii) raw material specifications (including vendor, grade and sampling/testing requirements), (iv) Product and sample packing and shipping instructions, (v) Product specific cleaning and decontamination information. Each of the foregoing, to the extent provided by Client to CBSW, will be deemed "Client Production Materials" for purposes of this Agreement.

     5.3 Approval. CBSW will deliver a proposed final draft of the Master Production Record to Client for its review and approval upon the completion of such draft. Client will notify CBSW in writing of any objections it has to such Master Production Record, and upon such notification, representatives of CBSW and Client will meet promptly to resolve such objections. Upon Client's written notification to CBSW that a draft Master Production Record is satisfactory, or in the event that Client does not submit a written notice setting forth Client's objections to the draft Master Production Record within [***] days from receipt of such draft by Client, such draft will be deemed approved by Client.

     5.4 Confidentiality. Any Process, Master Production Record, Specifications, and any improvements or modifications thereto developed during the term of this Agreement, but excluding any CBSW Operating Documents or CBSW Confidential Information included in any of the foregoing, will (i) be deemed Confidential Information of Client and subject to the provisions set forth in Section 12 and
(ii) be owned by Client.

6.   ORDER PROCESS; DELIVERIES

     6.1 Requirements. During Phase I Client will have [***] under this Agreement. During Phase II Client will order [***] from CBSW under this Agreement, subject to the reductions set forth in Schedule 3.5.1 relating to manufacture of Product during the Scale-Down Period. Provided, however, [***], at any time thereafter Client must purchase from CBSW [***]



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[***], and Client shall have the right to order and purchase [***].

     6.2 Forecasting and Order Process.

          6.2.1 For Phase I no later than [***], and for Phase II no later than [***], unless otherwise agreed by the Parties, Client will provide to CBSW a forecast of Client's monthly requirements of commercial Product to be delivered under this Agreement during the [***] period starting with the Commencement Date. Client will provide an updated [***] rolling forecast no later than [***]. CBSW will notify Client if any portion of the forecast exceeds CBSW's production capacity. The quantities of Product set forth in the first [***] months contained in any such forecast will be firm and binding on both Parties, so long as CBSW has not previously notified Client that the forecast for such [***] month period exceeds CBSW's production capacity, subject to Section 6.2.2. The quantities of Product set forth in the [***] months in any such forecast will be non-binding good faith estimates of Client's commercial Product requirements to be delivered under this Agreement.

          6.2.2 At any time, Client may submit to CBSW binding orders for delivery of Product during a Production Term, which orders will include at a minimum the quantity of Product ordered and the requested delivery date thereof; provided, however, that no such order will be binding to the extent that it includes (a) a delivery date that does not allow for the Lead Time listed in the applicable Production Plan from the date Client submits such order, (b) quantities exceeding the Production Capacity listed in such Production Plan for any given time period; or (c) quantities exceeding the quantity of Product set forth in the binding portion of the last forecast covering the calendar month during which such Product is to be delivered (unless CBSW consents to supply such overage). Client is obligated to order for delivery, and CBSW is obligated to deliver up to the Production Capacity, during each calendar month in a Production Term the quantities of Product set forth in the binding portion of the last forecast covering such calendar month.

          6.2.3 No term or provision set forth in any order or similar document submitted by Client for purposes of ordering Product will be construed to amend or supersede any provision of this Agreement, and any such terms or provisions are hereby expressly rejected.

     6.3 Packaging and Shipping. CBSW will package and label Product for shipment in accordance with the applicable Master Production Record and CBSW's standard practices in effect at the time of performance by CBSW. Product will be shipped FCA (Incoterms 2000), delivered at the Facility by CBSW to a common carrier designated by Client to CBSW in writing. Such written designation must be submitted by Client not less than ten days prior to the scheduled delivery date set forth in the applicable order submitted pursuant to Section 6.2 or such other date specified by Client and reasonably agreed to by CBSW. Client will provide to CBSW its account number with the selected carrier and will pay for all shipping costs in


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connection with each shipment of Product. Each shipment will be accompanied by the documentation listed in the applicable Production Plan. On the delivery date specified in the purchase order submitted pursuant to Section 6.2 or such other date specified by Client and agreed to by CBSW, CBSW will (i) deliver each shipment of Product to the common carrier designated by Client or (ii) at Client's request, place such Product in inventory for future delivery to Client's designated common carrier on a date specified by Client and agreed to by CBSW. Should CBSW at any time during the term of this Agreement have reason to believe that it will be unable to meet a delivery date, CBSW will promptly notify Client.

     6.4 Records. CBSW will maintain accurate records for the production of Product, as required by applicable laws and regulations. CBSW will retain possession and ownership of all Batch Records and CBSW Operating Documents, and will make copies thereof available to Client upon Client's request and at Client's expense. CBSW Operating Documents will remain CBSW Confidential Information. Client will have the right to use and reference any of the foregoing in connection with a filing for or maintenance of Regulatory Approval of Product or as otherwise authorized by the Agreement. CBSW may not, without Client's written approval, use Product specific information contained in the Batch Records or the Master Production Record other than to produce the Product or in connection with Regulatory Approval of a Product.

     6.5 Client Access.

          6.5.1 Client's employees and agents (including its independent contractors) (collectively, "Client Personnel") may with prior notice participate in the production of the Product in such capacities as may be approved in writing in advance by CBSW, which approval shall not be unreasonably withheld. Client Personnel working at the Facility are required to comply with CBSW's Operating Documents and any other applicable CBSW Facility and/or safety policies.

          6.5.2 Client Personnel working at the Facility will be and remain employees of Client, and Client will be solely responsible for the payment of compensation for such Client Personnel (including applicable Federal, state and local withholding, FICA and other payroll taxes, workers' compensation insurance, health insurance, and other similar statutory and fringe benefits). Client covenants and agrees to maintain workers' compensation benefits and employers' liability insurance as required by applicable Federal and Maryland laws with respect to all Client Personnel working at the Facility.

          6.5.3 Client will pay for the reasonable cost of repairing or replacing (to the extent that CBSW determines, in its reasonable judgment, that repairs cannot be adequately effected) any property of CBSW damaged or destroyed by Client Personnel, provided the Client shall not be liable for repair or replacement costs resulting from ordinary wear and tear.

          6.5.4 Client Personnel authorized to have access to the Facility will abide by the security procedures established by CBSW. Client will be liable for any breaches of security by Client Personnel. In addition, Client will reimburse CBSW for the cost of any lost security cards issued to Client Personnel, at the rate of US$50 per security card. All Client Personnel will


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agree to abide by CBSW policies and SOPs established by CBSW, and will sign a confidentiality agreement in the then-current form used by CBSW.

     6.6 Disclaimers. Client acknowledges and agrees that CBSW Parties will not engage in any Product refinement or development of the Product, other than as expressly set forth in this Agreement. Client acknowledges and agrees that CBSW Parties have not participated in the invention or testing of any Product, and have not evaluated its safety or suitability for use in humans or otherwise.

     6.7 Insurance. Client will maintain, at all times during the Term of this Agreement and for five years thereafter, to cover Products manufactured by CBSW, a products liability insurance policy (the "Insurance Policy") with limits of not less than [***] per occurrence, and will provide a Certificate of Insurance to CBSW that the Insurance Policy has been endorsed to designate CBSW as an additional named insured. [***] All other portions of this Section shall remain unchanged. Client will maintain the Insurance Policy with an insurance company that is licensed to do business in the State of Maryland and that is reasonably acceptable to CBSW. The Insurance Policy will contain a provision requiring at least 30 days' prior written notice to CBSW before it can be terminated.

7.   PRODUCT WARRANTIES; ACCEPTANCE AND REJECTION OF PRODUCTS

     7.1 Product Warranties. CBSW warrants that any Product manufactured by CBSW pursuant to this Agreement, at the time of delivery pursuant to Section 6.3: (a) conforms to the applicable Specifications; (b) was manufactured in accordance with the applicable Master Production Record; (c) was manufactured in accordance with cGMP (collectively, the "Product Warranties"). CBSW also warrants to Client that it has the capacity and ability to manufacture the Product in accordance with the terms of this Agreement.

     7.2 Approval of Shipment.

          7.2.1 When a shipment of Product ordered by Client pursuant to Section
6.2 is ready for delivery, CBSW will notify Client and supply Client with the required shipping documentation set forth in the Production Plan. CBSW will not ship any shipment of Product until the required shipping documentation for such shipment has been approved in writing by Client.

          7.2.2 Client will have [***] days after receipt of documentation regarding each shipment of Product (such period, the "Acceptance Period") to review such documentation. If Client asserts that the Product does not comply with the Product Warranties, Client will deliver to CBSW, in accordance with the notice provisions set forth in Section 18.4 hereof, written notice of disapproval (the "Disapproval Notice") of such Product, stating in reasonable detail the basis for such assertion of non-compliance with the Product Warranties. If a valid Disapproval Notice is received by CBSW during the Acceptance Period, then CBSW and Client


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

will provide one another with all related paperwork and records (including, but not limited to, quality control tests) relating to both the production of the Product and the Disapproval Notice.

          7.2.3 If Client does not approve within the Acceptance Period documentation regarding a shipment of Product that complies with the Product Warranties, CBSW will charge storage fees at the then-current rate for such shipment of Product until such time as such Product has been shipped. CBSW's current storage rates are set forth in Schedule 11.1.

     7.3 Dispute Resolution.

          7.3.1 CBSW and Client will attempt to resolve any dispute regarding the conformity of a Batch of Product or portion thereof with the Product Warranties. If such dispute cannot be settled within 30 days of the submission by each Party of such related paperwork and records to the other Party, then such dispute will be resolved as follows.

               (a) If the Product is alleged not to conform with the Product Warranties set forth in Section 7.1(a), then Client will submit a sample of the Batch of the disputed shipment to an independent testing laboratory of recognized repute selected by Client and approved by CBSW (such approval not to be unreasonably withheld) for analysis, under Quality Assurance approved procedures, of the conformity of such shipment of Product with the Specifications. The costs associated with such analysis by such independent testing laboratory will be paid by the Party whose assessment of the conformity of the shipment of Product with the Specifications was mistaken. The determination by the independent testing laboratory, unless clearly erroneous, will be final and binding.

               (b) If the Product is alleged not to conform with the Product Warranties set forth in Section 7.1(b) or 7.1(c), such dispute will be submitted to an arbitrator located in the state where the Product is manufactured, with adequate scientific background and training, and selected jointly by CBSW and Client. Such arbitrator, employing the Commercial Arbitration rules of the American Arbitration Association, will determine whether the Product is in non-conformance with the Product Warranties set forth in Section 7.1(b) or 7.1(c), and such arbitrator's findings will be final and binding. The costs and expenses associated with the retention of such arbitrator will be borne by CBSW in the event that such arbitrator orders CBSW to produce a Production Rerun pursuant to Section 7.4 below. In all other events, Client will be responsible for the payment of all such costs and expenses.

     7.4 Remedies for Non-Conforming Product.

          7.4.1 In the event that the Parties agree, or an independent testing laboratory or an arbitrator determines, pursuant to Section 7.3, that a Batch of Product or a portion thereof materially fails to conform to the Product Warranties due to the failure of: (a) CBSW personnel properly to execute the Master Production Record, (b) CBSW personnel to comply with cGMP, (c) CBSW or its personnel otherwise, or (d) the Facility utilities, then CBSW will produce for Client sufficient quantities of Product to replace the non-conforming Batch of Product or portion thereof (the "Production Rerun"), in accordance with the provisions of this Agreement without charging Client monthly fees or portion thereof for the time needed for such Production



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Rerun, (ii) for Hourly Fees (as set forth on Schedule 11.1), (iii) for
Materials needed for the Production Rerun and (iv) other expenses incurred in The Production Rerun (collectively the "Production Rerun Expenses"). In addition, [***] .

          7.4.2 In the event that the Parties agree, or an independent testing laboratory or an arbitrator determines, pursuant to Section 7.3, that a Batch of Product or portion thereof materially fails to conform to the Product Warranties for any reason other than as set forth in Section 7.4.1, then CBSW will perform a Production Rerun at Client's expense and Client will bear the expenses of any resulting required Product recall.

          7.4.3 Client acknowledges and agrees that its sole remedy with respect to the failure of Product to conform with any of the Product Warranties is as set forth in this Section 7.4, and in furtherance thereof, Client hereby waives all other remedies at law or in equity regarding the foregoing claims.

          7.4.4 Nothing in this Section 7.4 or elsewhere in this Agreement shall preclude Client from making a claim against CBSW [***] .

8.   DAMAGE OR DESTRUCTION OF MATERIALS AND/OR PRODUCT

     8.1 Remedies. If during the manufacture of Product pursuant to this Agreement, Product and/or Materials are destroyed or damaged by CBSW Personnel, and such damage or destruction resulted from CBSW's material failure to execute the applicable Process in conformity with the Master Production Record, then, except as provided in Section 8.2 below, CBSW will provide Client with additional Product production time equal to the actual time lost because of the destruction or damage of the Product and/or Materials, without charging Client a Monthly Fee or any portion thereof for such additional time or for any other Product Rerun Expenses and will replace such Product and/or Materials at no cost to Client. Client acknowledges and agrees that its sole remedy with respect to damaged or destroyed Materials and/or Product (except for the non-conformity of shipped Product described in Section 7) is as set forth in this Section 8.1, and in furtherance thereof, Client hereby waives all other remedies at law or in equity regarding the foregoing claims.

     8.2 Limitations. Notwithstanding anything to the contrary set forth in the preceding Section 8.1, if during the manufacture of Product pursuant to this Agreement, Product or Materials are destroyed or damaged by CBSW Personnel while CBSW Personnel were acting at the direction of Client Personnel, and without negligence or other fault of CBSW Personnel, then CBSW will have no liability to Client as the result of such destruction or damage.

     8.3 Dispute Resolution. CBSW and Client will attempt to resolve any dispute regarding the liability of CBSW under Section 8.1, but if such dispute cannot be settled within 30 days after the occurrence of the applicable damage or destruction, then the dispute will be


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submitted to an arbitrator, with the requisite scientific background and training, and selected jointly by CBSW and Client. Such arbitrator, employing the Commercial Arbitration Rules of the American Arbitration Association, will determine the cause of such damage or destruction, and such arbitrator's findings will be final and binding. The costs and expenses of such arbitrator will be borne by the party that does not prevail in the arbitration proceeding. If the arbitration proceeding is commenced by Client the arbitrator will be located in, and the hearing held in Baltimore, Maryland. If the arbitration proceeding is commenced by CBSW the arbitrator will be located in, and the hearing held in, New York City, New York.

9.   STORAGE AND ACQUISITION OF MATERIALS

     9.1 Pre-Production. CBSW will store at the expense of Client any Client Materials, equipment or other property delivered pursuant to the Development Plan or the Production Plan to the Facility by Client more than [***] days prior to the Commencement Date. The storage rates are set forth in Schedule 11.1, as may be amended from time to time by CBSW. No storage fees will be charged during the period starting [***] days prior to a Commencement Date and ending upon the expiration or termination of the applicable Production Term.

     9.2 Production Period. During the Production Term, CBSW will store at the Facility, without charge to Client, so much of supplies, other Client Materials, equipment or other property needed to manufacture the Product. In addition, Client will supply to CBSW a cryogenic means for CBSW to store Cryopreserved Product at the Facility and CBSW will store such Cyropreserved Product during the Production Term up to the time specified for delivery in accordance with
Section 6.3.

     9.3 Post-Production. CBSW will store at the Facility free of charge any Product, in-process materials, Client Materials, equipment and other Client property that remains at the Facility on the date of termination of this Agreement (collectively "Remaining Client Property"), for up to [***] business days. If Client has not provided any instructions as to the shipment or other disposition of Remaining Client Property prior to the expiration of such [***] day period, CBSW may, in its sole discretion, destroy such Remaining Client Property, or continue to store such Remaining Client Property at the Facility or elsewhere. In the event that CBSW continues to store such Remaining Client Property, Client will pay to CBSW a storage charge at CBSW's then-standard storage rates for the period beginning on the [***] day after the expiration or termination of the Production Term through the date that the storage terminates. CBSW's current storage rates are set forth in Schedule 11.1.

     9.4 Materials Management. CBSW will use reasonable efforts to have on hand enough supplies, other Client Materials, equipment or other property necessary to the manufacture of the Product, so as to avoid creating delays in the production of the Product.

10.  REGULATORY MATTERS

     10.1 Permits and Approvals. During the Production Term, CBSW will maintain any licenses, permits and approvals necessary for the manufacture of the Product in the Facility.


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CBSW will promptly notify Client if CBSW receives notice that any such license, permit, or approval is or may be revoked or suspended.

     10.2 Client Audits. Up to [***] times during any [***] period during the Production Term and upon not less than [***] prior written notice, CBSW will permit Client to inspect the parts of the Facility where the manufacture of the Product is carried out in order to assess CBSW's compliance with cGMP, and to discuss any related issues with CBSW's management personnel. Client Personnel engaged in such inspection will abide by the terms and conditions set forth in
Section 6.5.4.

     10.3 Inspections by Regulatory Agencies. CBSW will allow representatives of any regulatory agency to inspect the relevant parts of the Facility where the manufacture of the Product is carried out and to inspect the Master Production Record and Batch Records to verify compliance with cGMP and other practices or regulations and will promptly notify Client of the scheduling of any such inspection relating to the manufacture of Product. CBSW will promptly send to Client a copy of any reports, citations, or warning letters received by Client or by CBSW in connection with an inspection of a regulatory agency to the extent such documents relate to or affect the manufacture of the Product.

11.  FINANCIAL TERMS

     11.1 Payments. Client will make payments to CBSW in the amounts and on the dates set forth in Schedule 11.1.

     11.2 Security Deposit. Subject to the provisions of Section 16.5.4 of this Agreement, the balance of the Security Deposit, if any, will be returned to Client within [***] days after the date of termination of this Agreement but only after deducting therefrom all fees, charges, or other payments due from Client to CBSW in connection with charges incurred prior to the termination of this Agreement, including, but not limited to, fees as provided in Section 16.4.5, charges for lost, destroyed, stolen or damaged property of CBSW (all such fees, charges, or other payments, "Obligations"). The amount of the Security Deposit remaining, if any, after such deductions will be returned to Client. Client will remain liable to CBSW for any deficiencies remaining after the application of the Security Deposit against the Obligations.

     11.3 Construction Fee. The Construction Fee, as defined in Section 3.3.2, will be credited against amounts payable by Client to CBSW under this Agreement for services contracted under this Agreement during Phase II (including, without limitation, any fees or costs set forth on Schedule 11.1), as follows: [***] of the initial Construction Fee will be credited to Client's account and will be applied against amounts payable by Client to CBSW which are not disputed by Client.

     11.4 Invoices. Within [***] days of the end of each month during which charges were incurred, CBSW will provide Client with an invoice setting forth a detailed account of any fees, expenses, or other payments payable by Client under this Agreement for the preceding month.


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The amounts set forth in each such invoice will be due and payable within [***]
days of receipt of such invoice by Client.

     11.5 Taxes. Client agrees that it is responsible for and will pay any sales, use or other taxes resulting from CBSW's production of Product under this Agreement (except for income, real property or personal property taxes payable by CBSW). To the extent not paid by Client, Client will indemnify and hold harmless the CBSW Parties from and against any and all penalties, fees, expenses and costs whatsoever in connection with the failure by Client to pay such taxes. CBSW will not collect any sales and use taxes from Client in connection with the production of any Product hereunder if Client provides to CBSW the appropriate valid exemption certificates.

     11.6 Interest. Any fee, charge or other payment due to CBSW by Client under this Agreement that is not paid within [***] days after it is due will accrue interest from the date when the same was due and payable, at the [***] payable on demand.

     11.7 Method of Payment. All payments to CBSW hereunder by Client will be in United States currency and will be by check, wire transfer or money order.

     11.8 Cost Adjustments. [***] and on each anniversary thereafter, the various costs and rates set forth in Schedule 11.1 [***] will increase by [***].

12.  CONFIDENTIAL INFORMATION

     12.1 Definition. "Confidential Information" means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement. Without limiting the foregoing, the terms of this Agreement will be deemed "Confidential Information" and will be subject to the terms and conditions set forth in this Section 12.

     12.2 Exclusions. Notwithstanding the foregoing Section 12.1, any information disclosed by a Party to the other Party will not be deemed "Confidential Information" to the extent that such information:

               (a) at the time of disclosure is in the public domain;

               (b) becomes part of the public domain, by publication or otherwise, through no fault of the Party receiving such information;


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               (c) at the time of disclosure is already in possession of the
Party who received such information, as established by contemporaneous written records;

               (d) is received by a Party in good faith from any Third Party independent of the disclosing Party, where the receiving Party has no reason to believe that such Third Party has obtained such information by any wrongful means; or

               (e) is independently developed by a Party without use of or reference to the other Party's Confidential Information, as established by contemporaneous written records.

     12.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the longer of (i) fifteen years from the Effective Date, and (ii) the term of the Agreement and the ten-year period following any termination of the Agreement, each Party and its Affiliates will keep completely confidential and will not publish or otherwise disclose any Confidential Information of the other Party, its Affiliates or sublicensees. Neither Party will use Confidential Information of the other Party except as necessary to perform its obligations or to exercise its rights under this Agreement.

     12.4 Permitted Disclosures. The obligations of Section 11.3 will not apply to any disclosure of Confidential Information to the extent such disclosure is required by operation of the law or the requirement of a court or governmental agency; provided, however, that: (i) the Party subject to such required disclosure will have promptly notified the other Party prior to such disclosure and such other Party will have been given the opportunity to oppose such disclosure by the Party subject to the required disclosure by seeking a protective order or other appropriate remedy; (ii) the Party subject to such required disclosure will disclose only that portion of Confidential Information legally required to be disclosed; and (iii) the Party subject to such required disclosure will exercise all reasonable efforts to maintain the confidential treatment of Confidential Information.

     12.5 Publicity. Neither Party will refer to, display or use the other's name, corporate style, trademarks or trade names confusingly similar thereto, alone or in conjunction with any other words or names, in any manner or connection whatsoever, including any publication, article, or any form of advertising or publicity, except with the prior written consent of the other Party.

13.  INTELLECTUAL PROPERTY

     13.1 Ownership.

          13.1.1 As between the Parties, Client will own all right, title and interest in and to the Client Inventions. CBSW agrees to assign and hereby assigns to Client all of CBSW's right, title and interest in and to the Client Inventions.

          13.1.2 As between the Parties, CBSW will retain all right, title and interest in and to the CBSW Inventions. Client agrees to assign and hereby assigns to CBSW all of Client's right, title and interest in and to the CBSW Inventions.


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     13.2 License Grants. Client hereby grants to CBSW a non-exclusive, royalty-free, paid-up, license to use any Client Invention solely as needed by CBSW to perform its obligations under this Agreement.

     13.3 Further Assurances; Inventorship; Patentability. Each Party agrees to take all necessary and proper acts, and will cause its employees, Affiliates, contractors, and consultants to take such necessary and proper acts to effectuate the ownership provisions set forth in this Section 13. Inventorship with respect to any invention or discovery made pursuant to work carried out under this Agreement that is or may be patentable will be determined in accordance with this Agreement and the laws of the United States. The Parties hereby agree to meet in good faith to resolve any dispute regarding whether a particular invention developed hereunder is "patentable." In the event that the Parties are unable to resolve such a dispute, the invention in question will be deemed "patentable" if the Party claiming that such invention is patentable promptly files a United States patent application claiming such invention, and such invention will remain "patentable" for purposes of this Agreement until such application is rejected or abandoned or has not issued into a patent within 5 years from the date of filing.

     13.4 Prosecution of Patents.

          13.4.1 CBSW will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming CBSW Inventions at CBSW's expense. Client will cooperate with CBSW to file, prosecute and maintain patent applications and patents claiming CBSW Inventions.

          13.4.2 Client will have the sole right and discretion to file, prosecute and maintain patent applications and patents claiming Client Inventions at Client's expense. CBSW will cooperate with Client to file, prosecute and maintain patent applications and patents claiming Client Inventions.

14.  REPRESENTATIONS AND WARRANTIES

     14.1 By Client. Client hereby represents and warrants to CBSW that, to the best of its knowledge, (i) it has the requisite intellectual property and legal rights related to the Client Deliverables and the Product to authorize the performance of CBSW's obligations under this Agreement, and (ii) the performance of the Development Plan and the production by CBSW of the Product as contemplated in this Agreement will not give rise to a potential cause of action by a third party against CBSW for infringement or another violation of intellectual property rights. Such representation and warranty will not apply to any production equipment supplied by CBSW.

     14.2 By CBSW. CBSW hereby represents and warrants to Client that, to the best of its knowledge, (i) it has the requisite intellectual property rights in its equipment and Facility to be able to perform its obligations under this Agreement, and (ii) that CBSW's use of its equipment and Facility as contemplated in this Agreement will not give rise to a potential cause of action by a Third Party against Client for infringement or another violation of intellectual property rights.


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15.  DISCLAIMER; LIMITATION OF LIABILITY

     15.1 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, CBSW MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, MATERIALS, AND SERVICES PROVIDED UNDER THIS AGREEMENT, AND CBSW SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO SUCH PRODUCTS, MATERIALS, OR SERVICES.

     15.2 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT,
EXCEPT FOR DAMAGES OR PAYMENTS ARISING UNDER SECTION 12 OR 17 OF THIS
AGREEMENT OR AS OTHERWISE PROVIDED FOR BY THE TERMS OF THIS AGREEMENT. CLIENT HEREBY AGREES THAT TO THE FULLEST EXTENT PERMITTED BY LAW, CBSW'S LIABILITY TO CLIENT FOR ANY AND ALL INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES WHATSOEVER, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF
THIS AGREEMENT, WILL NOT EXCEED THE TOTAL CHARGES PAID BY CLIENT TO CBSW HEREUNDER.

16.  TERM AND TERMINATION

     16.1 Term. The term of this Agreement will commence on the Effective Date and will continue until terminated pursuant to the terms of this Agreement.

     16.2 Termination at Will.

          16.2.1 During Phase I only, either Party may terminate this Agreement by providing the other Party with written notice of termination, in the case of Client not less than 6 months and in the case of CBSW not less than one year in advance of the effective date of such termination; provided, however, that no such termination will be effective prior to the date 12 months after the Commencement Date for Phase I.

          16.2.2 At any time after the first anniversary of the Commencement Date for Phase II, Client may terminate this Agreement by providing CBSW with written notice of termination, effective upon receipt, if such termination is expressly required in connection with a merger, acquisition, or consolidation of Client, or a transfer or sale of all or substantially all of the assets of Client relating to the Product line.


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          16.2.3 At any time after the fifth anniversary of the Commencement
Date for Phase II, either Party may terminate this Agreement upon giving one year's written notice prior to the date selected by such Party as the effective date of such termination.

          16.2.4 During the Production Term for Phase II, either Party may initiate the Scale-Down Period according to the following terms and the Agreement will terminate upon the expiration of any Scale-Down Period:

               16.2.4.1 CBSW may initiate the Scale-Down Period (a) at any time after the 3rd anniversary of the Commencement Date for Phase II; or (b) if, at the end of any calendar year during the Production Term for Phase II, with the exception of the first full calendar year, Client has failed to order at least 50% of the quantities of Product forecast by Client pursuant to
Section 6.2 for delivery during such period.

               16.2.4.2 Client may initiate the Scale-Down Period (a) at any time after the 1st anniversary of the Commencement Date for Phase II, subject to payment of the scale-down fees described below in Section 16.2.4.5(d);
(b) at any time after the 3rd anniversary of the Commencement Date for Phase II, without payment of scale-down fees; or (c) if, at the end of any calendar year during the Production Term for Phase II, CBSW has failed to provide at least 80% of the quantities of Product ordered by Client pursuant to Section 6.2 for delivery during such period, without payment of scale-down fees.

     16.3 Termination for Material Breach.

          16.3.1 Any failure by a Party to comply with any of its material obligations contained herein shall constitute a material breach and shall entitle the Party not in breach to give to the Party in breach written notice specifying the nature of the breach. Such notice shall require the breaching Party to make good or otherwise cure such breach.

          16.3.2 If such breach is not cured within [***] days after the receipt of notice pursuant to Section 16.3.1 above (or, if such default cannot be cured within such [***]-day period, and the Party in breach does not commence actions to cure such breach within such period and thereafter diligently continue such actions and cure such breach within [***] days after the receipt of such notice, except in the case of a payment default, as to which the breaching Party will have only a [***]-day cure period), then the Party not in breach will be entitled, without prejudice to any of the other rights conferred on it by this Agreement, to terminate this Agreement upon written notice to the other Party.

     16.4 Effects of Termination.

          16.4.1 Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement.

          16.4.2 Disposition of Remaining Client Property and Confidential Information. Upon termination or expiration of this Agreement, CBSW will store any


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Remaining Client Property as set forth in Section 9.2 and, at Client's option, return or destroy any Client Confidential Information in the possession or control of CBSW. Likewise, Client will, at CBSW's option, return or destroy any CBSW Confidential Information in the possession or control of Client. Notwithstanding the foregoing provisions: (i) CBSW may retain and preserve, at its sole cost and expense, samples and standards of each Product following termination or expiration of this Agreement solely for use in determining CBSW's rights and obligations hereunder; and (ii) each Party may retain such of the other Party's Confidential Information as may be necessary for securing or maintaining Regulatory Approval, or as otherwise required by applicable laws, regulations, or guidelines.

          16.4.3 Construction Fee.

               16.4.3.1 Upon any termination of this Agreement pursuant to Sections 16.2.2, or 16.2.3, CBSW will have the right to retain any amount of the Construction Fee that has not been returned to Client under Section 3.3.4 or credited to Client under Section 11.3.

               16.4.3.2 Upon any termination of this Agreement pursuant to
Section 16.2.4.1(a) or pursuant to Section 16.2.4.2(c), CBSW shall upon the effective date of the termination of this Agreement, refund to Client any amount of the Construction Fee that has not been returned to Client under Section 3.3.4 or credited to Client under Section 11.3.

               16.4.3.3 Upon any termination of this Agreement pursuant to
Section 16.3, (i) if such termination is based on a material breach of this Agreement by CBSW, CBSW shall refund the amount of the Construction Fee that has not been returned to Client under Section 3.3.4 or credited to Client under
Section 11.3 or (ii) if such termination is based upon a material breach of this Agreement by Client, CBSW will have the right to retain any amount of the Construction Fee that has not been returned to Client under Section 3.3.4 or credited to Client under Section 11.3.

               16.4.3.4 Any retainment by CBSW of the uncredited portion of the Construction Fee shall not limit any of CBSW's rights in law or in equity under this Agreement.

          16.4.4 Security Deposit. Upon termination of this Agreement by CBSW pursuant to Section 16.3, CBSW will have the right to retain the full amount of the Security Deposit, without limiting any of its rights in law or in equity under this Agreement. Upon any other termination or expiration of this Agreement, the disposition of the Security Deposit will be made pursuant to
Section 11.2.

          16.4.5 Fees.

               16.4.5.1 Upon any termination of this Agreement by Client pursuant to Section 16.2.2, Client will pay a one-time non-refundable close-out fee as set forth on Schedule 16.4.5., attached hereto and hereby incorporated herein by reference, in addition to any other payments due and payable under this Agreement accrued prior to such termination.

               16.4.5.2 Upon any termination of this Agreement pursuant to
Section 16.2.3, there shall be no close-out fee, but Client shall pay to CBSW any payments due and


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payable under this Agreement accrued prior to such termination and Client shall not be entitled to any refund of any uncredited portion of the Construction Fee.

               16.4.5.3 Upon any termination of this Agreement pursuant to
Section 16.2.4:

                    (i) If CBSW initiates the Scale Down Period pursuant to
Section 16.2.4.1 then Client shall not pay any scale down fees.

                    (ii) If Client initiates the Scale-Down Period pursuant to
Section 16.2.4.2(a), then upon termination of this Agreement at the end of such Scale-Down Period, Client will pay to CBSW a one-time, non-refundable scale-down fee as set forth in Schedule 3.5.1, in addition to any other payments due and payable upon such termination.

                    (iii) If Client initiates the Scale Down Period pursuant to
Section 16.2.4.2(b) or (c) then Client shall not pay any scale down fees.

                    (iv) Upon initiation of the Scale-Down Period, Client's obligation under Section 6.1 to order from CBSW its full requirements of Product intended for commercial sale will be reduced as follows. During the first [***] of the Scale-Down Period Client must order from CBSW [***] it would otherwise be required to order from CBSW under this Agreement. During the second 12 months of the Scale-Down Period Client must order [***] it would otherwise be required to order from CBSW under this Agreement. During the final 12 months of the Scale-Down Period Client must order [***] it would otherwise be required to order from CBSW under this Agreement.

               16.4.5.4 Upon any termination of this Agreement by CBSW pursuant to Section 16.3, Client will pay to CBSW a one-time, non-refundable close-out fee as set forth on Schedule 16.4.5, such close-out fee will be in addition to any other payments due and payable upon such termination.

               16.4.5.5 Upon any termination of this Agreement by Client pursuant to Section 16.3, [***].

          16.4.6 Survival. Sections 1, 5.4, 6.7, 7.4.3, 11.2, 12, 13.1, 15,
16.5, 17 and 18 of this Agreement, together with any schedules referenced therein, will survive any termination of this Agreement.

17.  INDEMNIFICATION

     17.1 Indemnification of CBSW. Client will indemnify CBSW and its Affiliates, and their respective directors, officers, employees and agents (the "CBSW Parties"), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "Losses") arising from or occurring as a result of or in connection with: (a) any material breach by Client of this Agreement, (b) the use or sale of Product, except to the extent such Losses relate to a breach by CBSW of the Product Warranties, (c) injuries suffered by Client Personnel while at the Facility or elsewhere, (d) the negligence or willful misconduct on the part of Client or its Affiliates in performing any activity contemplated by this Agreement, or (e) the use or practice by CBSW of any process, invention or other intellectual property supplied by Client to CBSW under this Agreement, except for those Losses for which CBSW has an obligation to indemnify Client pursuant to Section 17.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

     17.2 Indemnification of Client. CBSW will indemnify Client, its Affiliates, and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any material breach by CBSW of this Agreement (except as precipitated by a breach by Client of this Agreement), or (b) the negligence or willful misconduct on the part of one or more of the CBSW Parties in performing any activity contemplated by this Agreement, except for those Losses for which Client has an obligation to indemnify CBSW and its Affiliates pursuant to Section 17.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

     17.3 Indemnification Procedure.

          17.3.1 Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an "Indemnitee") will be made solely by the applicable Party (the "Indemnified Party"). The Indemnified Party will give the indemnifying Party (the "Indemnifying Party") prompt written notice (an "Indemnification Claim Notice") of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 17.1 or Section 17.2, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss, to the extent that the nature and amount of such Loss are known at such time. The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses.

          17.3.2 Third Party Claims. The obligations of an Indemnifying Party under this Section 17 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 17.1 or
17.2 (a "Third Party Claim") will be governed by and be contingent upon the following additional terms and conditions: At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of an Indemnification Claim Notice.

               (a) Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the

Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

          17.3.3 Right to Participate in Defense. Without limiting Section 17.3.2(a) above, any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 17.3.2(a), in which case the Indemnified Party will control the defense.

          17.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the entry of judgment. With respect to all other Losses in connection with a Third Party Claim, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 17.3.2(a), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party's sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

          17.3.5 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

     17.4 Expenses. Except as provided above in this Section 17, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

18.  MISCELLANEOUS

     18.1 Independent Contractors. Neither Party is authorized, nor will undertake, to bind the other Party in any way as agent, partner, joint venturer or otherwise, whether in the name of CBSW or Client or otherwise. CBSW is an independent contractor of Client, and neither CBSW nor any person or entity employed, contracted, or otherwise utilized by CBSW for any purposes will be deemed to be an employee, representative or agent of Client.

     18.2 Force Majeure. In the event of a delay caused by war, terrorist act, civil unrest, riots, inclement weather, fire, flood, strike or other labor dispute, acts of God, acts of governmental officials or agencies, or any other cause beyond the control of CBSW or Client, CBSW and Client, as the case may be, will be excused from performance hereunder for the period or periods of time attributable to such delay. There will be no increase in compensation as a result of any event of delay under this Section 18.2 or otherwise.

     18.3 Condemnation. If the Facility is condemned or taken as a result of the exercise of the power of eminent domain or will be conveyed to a governmental agency having power of eminent domain under the threat of the exercise of such power (any of the foregoing, a "Condemnation"), then this Agreement will terminate as of the date on which title to the Facility vests in the authority so exercising or threatening to exercise such power and Client will only have the right to a portion of the Condemnation proceeds if the Custom Production Suite was actually built. Client's right to a portion of the Condemnation proceeds shall be in the from of a refund and shall be calculated according to the following formula: the numerator equal to the uncredited portion of the Construction Fee and the denominator equal to the total cost of construction of the Custom Production Suite multiplied by a portion of the net proceeds received by CBSW as a result of such condemnation.

     18.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by fax (with written confirmation of receipt), provided that a copy is mailed by U.S. registered mail, return receipt requested, (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate address and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice to the other Party):

     If to CBSW, to:

     Cambrex Bio Science Walkersville, Inc.
     8830 Biggs Ford Road
     Walkersville, Maryland 21793
     Fax (301) 845-6099
     Attention: David W. Smith, Business Director, Cell Therapy

     With a copy to:

     Cambrex Corporation
     5901 E. Lombard St.
     Baltimore, MD 21224
     Fax: (410) 563-9206
     Attention: Shelly A. Upton, Corporate Counsel

     and

     If to Client, to:

     Ortec International, Inc.
     3960 Broadway
     New York, NY 10032
     Fax:
     Attention: Ron Lipstein, Vice Chairman

     With a copy to:

     Feder Kaszovitz Isaacson Weber Skala Bass &Rhine, LLP
     750 Lexington Avenue, 23rd Floor
     New York, NY 10022
     Fax: (212) 888-7776
     Attention: Gabriel Kaszovitz, Esq.

Either Party may change its address for notice by giving notice thereof in the manner set forth in this Section 18.4.

     18.5 Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. The Recitals and Schedules hereto are hereby incorporated herein by reference.

     18.6 Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any conflicts of laws provisions thereof that would cause the application of the laws of a different jurisdiction. All suits, disputes, actions, and other legal proceedings (collectively, "Suits") related to or arising out of this Agreement, will be brought in the state or federal courts located [***].

     18.7 Counterparts. This Agreement and any Schedule hereto may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     18.8 Amendments. This Agreement (including any Schedule hereto) may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Parties.

     18.9 Severability. Each provision of this Agreement (and each Schedule hereto) will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement (or any Schedule hereto) will for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions will be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it will then appear.

     18.10 Titles and Subtitles. The titles and subtitles used in this Agreement (including any Schedule hereto) are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement (or any Schedule hereto).

     18.11 Pronouns. Where the context requires, (i) all pronouns used herein will be deemed to refer to the masculine, feminine or neuter gender as the context requires, and (ii) the singular context will include the plural and vice versa.

     18.12 Assignment. Neither Party will assign this Agreement (or any Schedule hereto), in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld, and except that CBSW will be permitted to assign its rights and obligations hereunder to one or more of its Affiliates. Any purported assignment not permitted under this Section
18.12 will be null, void, and of no effect. Any permitted assignment shall not release the assignor from liability hereunder if such assignor's obligations hereunder are not performed by its assignee.

     18.13 Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Schedule hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of the breach of any term contained in this Agreement (including any Schedule hereto), whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement (including any Schedule hereto).

     18.14 Waiver of Jury Trial. CBSW and Client hereby waive trial by jury in any suit brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters, whatsoever, arising out of, or in any way in connection with, this Agreement (including any Schedule hereto).

     18.15 No Presumption Against Drafter. For purposes of this Agreement, both Client and CBSW hereby waive any rule of construction that requires that ambiguities in this Agreement (including any Schedule hereto) be construed against the drafter.

     18.16 Non-Solicitation. Each Party agrees not to employ or solicit for employment (or for use as an independent contractor), any employee of the other Party or its Affiliates during the term of this Agreement and [***] thereafter, except with such other Party's prior written consent.

        [Remainder of page intentionally left blank. Signatures appear on following page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     WITNESS:                                 ORTEC INTERNATIONAL, INC.


     By:                                      By:
         ----------------------------------       ------------------------------
                                                  Ron Lipstein
                                                  Vice Chairman, Board of
                                                  Directors


     WITNESS:                                 CAMBREX BIO SCIENCE WALKERSVILLE,
                                              INC.


     By:                                      By:
         ----------------------------------       ------------------------------
                                                   N. David Eansor
                                                   President
                                                   BioProducts Strategic
                                                   Business Unit

                                  SCHEDULE 1.15

                                    PRODUCTS

Fresh Product & Cryopreserved Product

     Description:

     A bilayered cellular matrix in which normal human allogeneic skin cells (epidermal keratinocytes and dermal fibroblasts) are cultured in two separate layers on and within a Type I bovine collagen sponge matrix. Donor dermal fibroblasts are cultured on and within the porous sponge side of the collagen matrix while keratinocytes, from the same donor, are cultured on the coated, non-porous side of the collagen matrix. The Product serves as an absorbable biocompatible matrix that provides a favorable environment for host cell migration and has been shown to contain the following cell-expressed cytokines and growth factors: FGF-1 (bFGF), NGF, GM-CSF, IL-1(alpha), IL-1(beta), IL-6, HGF, KGF-1 (FGF-7), M-CSF, PDGF-AB, TGF-(alpha), TGF-(beta)1, TGF-(beta)2, and VEGF. The Product is not intended to be a human skin replacement and does not contain Langerhans cells, melanocytes, macrophages, lymphocytes, blood vessels or hair follicles.

     The Product is manufactured under aseptic conditions from human neonatal foreskin tissue. The donor's mother is tested and found to be negative for syphilis and for human viruses, including CMV, HSV I & II, HTLV I & II, Hepatitis A, B&C, HIV 1&2, EBV and HHV-6. The donor's fibroblast and keratinocyte cells are tested and found to be negative for viruses and retroviruses (including HTLV I&II, Hepatitis B, HIV 1&2, EBV, and HHV-6), bacteria, fungi, yeast, mycoplasma, and tumorigenicity. The donor cells are tested and are found to be normal human cells using karyology, isoenzyme, growth and morphological analyses. Prior to cell seeding, the sponge matrix is cross-linked and then coated on one side with a thin gel layer prepared from acid-soluble collagen. The final Product is tested for morphology, cell density, cell viability, metabolic activity, sterility, mycoplasma, endotoxins and physical container integrity. All animal derived reagents are tested for: viruses, bacteria, fungi, yeast, and mycoplasma before use, and all bovine material is obtained from countries free of Bovine Spongiform Encephalopathy (BSE). The device measures approximately 6 cm x 6 cm (minimally 36 cm(2)).

Specifications:

=============================================================================================================================
                                                               Specification, Fresh            Specification,
            Characteristic               Test Method                 Product               Cryopreserved Product
-----------------------------------------------------------------------------------------------------------------------------
 1    Product in-process Visual   [***]                           No Defects                   No Defects
      Inspection (pre-packaging)  Client procedure WI
      o cracks                    09-0393
      o transparencies
      o color
      o other defects
=============================================================================================================================
 2    Product final Visual        [***]                           No Defects                   No Defects
      Inspection                  Client procedure WI
      (post-packaging)            09-0393

      o seal integrity of
        inner pouch
      o seal integrity of
        outer pouch
      o label is present
      o blue and white mesh
        present
      o not folded
-----------------------------------------------------------------------------------------------------------------------------
 3    Cell Density                CBSW procedure based     [3 - 10 x 10'pp'5] cells/ cm'pp'2 [4 - 11 x 10'pp'5 cells/ cm'pp'2 on Client procedure TM
                                  07-0004
                                  & TM 07-0060
-----------------------------------------------------------------------------------------------------------------------------
 4    Cell Viability              [***]                              >= 70%                          >= 70%
                                  Client procedure TM
                                  07-0004 & TM 07-0060
-----------------------------------------------------------------------------------------------------------------------------
 5    Metabolic Activity          [***]                          >= 6 FU/cm'pp'2/hr                     NA
      (Alamar Blue)               Client procedure TM
                                  07-0003
-----------------------------------------------------------------------------------------------------------------------------
 6     Endotoxin                  [***]                        <= 0.5 EU/ml/unit               <= 0.5 EU/ml/unit
                                  Client procedure TM
                                  07-0001
                                  LAL - Kinetic
                                  Chromogenic
-----------------------------------------------------------------------------------------------------------------------------
 7    Histology                   [***]                               Pass                           Pass
                                  Client procedure TM      (Post-release to shipping)     (Pre-release to shipping)
                                  07-0037
=============================================================================================================================

=======================================================================================================================
                                   & Standard 08-0005
-----------------------------------------------------------------------------------------------------------------------
 8    Sterility (in-process)       [***]                             No Growth                    No Growth
                                   Client procedure TM             (Pre-release)                (Pre-release)
                                   07-0058
-----------------------------------------------------------------------------------------------------------------------
 9    Sterility (final)            Gibraltar 56M, "Direct            No Growth                    No Growth
                                   Transfer"                       (Post-release)               (Pre-release)
-----------------------------------------------------------------------------------------------------------------------
10    Mycoplasma                   Bionique M-700                    Negative                     Negative
                                                                   (Post-release)               (Pre-release)
=======================================================================================================================

                                  SCHEDULE 2.1

                             PHASE I PRODUCTION PLAN



Completion of Draft of Phase I Production Plan

CBSW will complete a final draft of the Phase I Production Plan within [***] days after receipt by CBSW of all Client Production Materials pursuant to
Section 2.2.

                    Draft Outline of Phase I Production Plan

[***]

[***]

[***]

[***]

                                  SCHEDULE 3.1

                            PHASE II PRODUCTION PLAN

Completion of Draft of Phase II Production Plan

CBSW will use commercially reasonable efforts to complete a final draft of the Phase II Production Plan within [***] days after initiation of Phase II.

                        Draft Outline of Production Plan

[***]

[***]

[***]

[***]

[***]

[***]

                                    SCHEDULE 3.5.1


                               TABLE OF SCALE-DOWN FEES

----------------------------------------------------------------------------------------------
        Expiration of Scale-Down Period                           Scale-Down Fee
----------------------------------------------------------------------------------------------

On or after 4th anniversary of Phase II                 Forfeiture of uncredited amount of
Commencement Date, but before 5th                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                   [****] [$2,625,000]

----------------------------------------------------------------------------------------------

On or after 5th anniversary of Phase II                 Forfeiture of uncredited amount of
Commencement Date, but before 6th                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                   [****] [$1,050,000]

----------------------------------------------------------------------------------------------

                                  SCHEDULE 4.1

                                DEVELOPMENT PLAN

                        Draft Outline of Development Plan

[***]

     [***]
     [***]

[***]
     [***]
     [***]

[***]

                                  SCHEDULE 11.1

                                    PAYMENTS

1.       Security Deposit

On the Effective Date, Client will pay to CBSW a security deposit in the amount of US$[****] (the "Security Deposit"). Within [****] after the Effective Date, Client will either: (a) pay to CBSW an additional security deposit of US$[****], or (b) provide CBSW a [****]. If the additional US$[****] is paid it will be added to the Security Deposit, making the total Security Deposit US$[****].

2.       Construction Fee

Client will pay to CBSW the Construction Fee under the terms and conditions set forth in Section 3.3.2.

3.       Monthly Fee ([****] Increase Applicable)

During each Production Term, Client will pay to CBSW a monthly fee (the "Monthly Fee"). The amount of the Monthly Fee during Phase I will be US$[****]. The amount of the Monthly Fee will increase to US$[****] upon the Commencement Date for Phase II. If pursuant to the provisions of Section 3.3.4 CBSW is unable to provide the Custom Production Suite but instead provides the Additional Production Suite, the Monthly Fee for both the Production Suite used during Phase I and the Additional Production Suite shall be $[****].

During each Production Term, the Monthly Fee will initially be due and payable at least [****] days prior to the applicable Commencement Date, and will thereafter be due [****] during the applicable Production Term. If such Production Term includes a period of time which is less than a full month, the amount of the Monthly Fee for such partial month will be equal to the number of days in such partial month multiplied by the daily rate, which is the Monthly Fee divided by the number of days in such month.

The Monthly Fee in the amount of US$[****] covers the following: a monitored and validated [****] Production Suite (approximately [****], excluding gowning in/out and staging area); [****] incubators; [****] biosafety hood; two refrigerator/freezer units; routine maintenance & installation qualification
(IQ) and operational qualification (OQ) of the Production Suite and CBSW supplied equipment; Facility common areas, utilities, HEPA filters; routine environmental monitoring and testing of the Production Suite and associated common areas; standard gowning materials; and all documentation related to CBSW's quality assurance release of the Product to Client for further processing.

The Monthly Fee in the amount of US$[****] covers the following (a) use of the Custom Production Suite (including any equipment therein); routine maintenance & IQ and OQ of the Custom Production Suite and CBSW supplied equipment; Facility common areas, utilities, HEPA filters; routine environmental monitoring and testing of the Custom Production Suite and associated common areas; standard gowning materials; and all documentation related to CBSW's quality assurance release of the Product to Client for further processing; or (b) the

Production Suite used during Phase I and the Additional Production Suite, each of which will be as described in the immediately preceding paragraph.

The Monthly Fee specifically excludes the following: performance qualification
(PQ) of any equipment used in any portion of the process used to manufacture Product; routine maintenance, IQ, OQ, PQ and repair of the cryogenic storage unit provided to CBSW by Client in accordance with Section 9.2.

4.       Reimbursement of Costs:

Client will pay for the following [****] within [****] days after receipt of a duly itemized invoice:

         [****]

         [****]

5.       Capital Expenses

Client will reimburse CBSW for costs and expenses incurred by CBSW in the acquisition of specialized or additional equipment (e.g., [****]) required for the performance of each Development Plan and Production Plan and approved by Client (collectively, "Capital Expenses"). CBSW will invoice Client [****] of [****], whichever is earlier. Upon any termination of this Agreement, any outstanding Capital Expenses will become due and payable within [****] days of the effective date of such expiration or termination. Client will own any movable equipment purchased pursuant to this Clause 5 upon receipt by CBSW of full payment for such equipment.

6.       Hourly Fees ([****] Increase Applicable)

For work performed by CBSW personnel pursuant to a Development Plan or Production Plan, Client will pay CBSW the following hourly fees:

(a) Technology Transfer: [****]

    o    Review of Client Materials

    o    Evaluation of Client-specific processes and personnel training

    o    Qualification of QC assays.

    Note: CBSW will not charge Client any Monthly Fee during technology transfer.

(b) Process Development: [****]

    o Performance of the Development Plan, media optimization and/or the care and maintenance of cell lines or Products;

     o Preparation of draft Master Production Record and Specifications, raw material specifications, SOPs; identification of equipment requirements & modifications

(c)  Regulatory and Audit Services: [****]

     o    Preparation of CMC section of the application for Regulatory Approval

     o    Other regulatory and tissue acquisition consulting activities

     o Services associated with internal audits by Client and audits of vendors by CBSW

     Prices have been set for some standard activities.

     o    Preparation of new DMF: US$7500

     o    Annual update of DMF: US$2000;

     o    Vendor audit: US$3000 (out-of-pocket costs charged separately)

(d)  Validation Services:    [****]

                             [****]

     o Client-specific validation of assays, cleaning procedures, equipment or processes.

          If these services require utilization of the clinical suite, the labor rate is $[****] plus the applicable Monthly Fee. If these services do not require utilization of the clinical suite, the labor rate is US$[****]. QA/QC/Validation/Supervisory support is included in the hourly rate of the technician.

7.        Production Services ([****] Increase Applicable)

          Operation technicians provided by CBSW will be charged at a rate of
          (i) US$[****] for the first [****] of Phase I and (ii) US$[****] thereafter. CBSW and Client will mutually agree to the number of technicians necessary to perform each Production Plan and for maintenance of cell lines or Products. Client may request an increase to the number of technicians upon [****] prior written notice to CBSW; provided, however, that the effective date of such increase may be accelerated if CBSW agrees to provide such additional technicians. Client may decrease such number of technicians upon [****] prior written notice to CBSW, but in no event shall the number of technicians be reduced below the number of technicians necessary to produce the necessary quantities of Product ordered by Client pursuant to this Agreement.

8.        Quality and Release Testing

          Testing prices will be charged [****].

9.        Handling/Shipping Fee

          Client shall be responsible for payment of a handling/shipping fee related to packaging, shipment, and storage of Product. Such fee shall be agreed to in writing by the Parties once Ortec has finalized the parameters for packaging, shipment and storage of Product. Absent mutual agreement of the Parties, CBSW will charge Client a reasonable





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






          handling/shipping fee, such fee shall include (but shall not be limited to) costs related to: shipping supplies, validated storage, handling and inventory control of shipping supplies, and CBSW handling charges related to storage and shipment of Product.

10.       Monthly Storage Rates ([****] Increase Applicable)

          (a)      US$[****] for Room Temperature Storage

          (b)      US$[****] for Refrigerated Storage

          (c)      US$[****] for Freezer Storage





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





                                        SCHEDULE 16.4.5

                                         CLOSE-OUT FEE

-----------------------------------------------------------------------------------------------
      Effective Date of Termination                              Close-Out Fee
-----------------------------------------------------------------------------------------------
On or after 1st anniversary of the Phase II              Forfeiture of uncredited amount of
Commencement Date, but before 2nd                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                        [****] [$6,300,000]

-----------------------------------------------------------------------------------------------

On or after 2nd anniversary of the Phase II             Forfeiture of uncredited amount of
Commencement Date, but before 3rd                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                       [****] [$5,250,000]

-----------------------------------------------------------------------------------------------

On or after 3rd anniversary of the Phase II             Forfeiture of uncredited amount of
Commencement Date, but before 4th                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                   [****] [$3,675,000]

-----------------------------------------------------------------------------------------------

On or after 4th anniversary of the Phase II             Forfeiture of uncredited amount of
Commencement Date, but before 5th                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                   [****] [$2,625,000]

-----------------------------------------------------------------------------------------------

On or after 5th anniversary of the Phase II             Forfeiture of uncredited amount of
Commencement Date, but before 6th                    Construction Fee, plus a payment equal to
anniversary of Phase II Commencement Date                      [****] [$1,575,000]

-----------------------------------------------------------------------------------------------

On or after 6th anniversary of Phase II                 Forfeiture of uncredited amount of
Commencement Date                                    Construction Fee, plus a payment equal to
                                                                 [****] [$1,050,000]

-----------------------------------------------------------------------------------------------




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